Exhibit 99.1

Definitive Healthcare Reports Financial Results for Fourth Quarter and Full Fiscal Year 2025

Fourth quarter and full year 2025 revenue exceeded guidance

Framingham, MA (February 26, 2026) – Definitive Healthcare Corp. (“Definitive Healthcare” or the “Company”) (Nasdaq: DH), an industry leader in healthcare market data and analytics, today announced financial results for the quarter and full year ended December 31, 2025.

Fourth Quarter 2025 Financial Highlights:

•
Revenue was $61.5 million, a decrease of 1% from $62.3 million in Q4 2024.

•
Net Loss, inclusive of goodwill impairment charges of $19.5 million, was $(17.1) million, or (28)% of revenue, compared to $(84.7) million in Q4 2024, inclusive of goodwill impairment charges of $97.1 million, or (136)% of revenue.

•
Adjusted Net Income was $8.6 million, compared to $12.6 million in Q4 2024.

•
Adjusted EBITDA was $18.0 million, or 29% of revenue, compared to $17.5 million, or 28% of revenue in Q4 2024.

•
Cash Flow from Operations was $2.7 million in the quarter.

•
Unlevered Free Cash Flow was $2.5 million in the quarter.

Full Year 2025 Financial Highlights:

•
Revenue was $241.5 million, compared to $252.2 million for the full year 2024.

•
Net Loss, inclusive of goodwill impairment charges of $196.1 million was $(199.3) million, or (83)% of revenue, compared to $(591.4) million, inclusive of goodwill impairment charges of $688.9 million, or (235)% of revenue for the full year 2024.

•
Adjusted Net Income was $34.9 million, compared to $55.1 million for the full year 2024.

•
Adjusted EBITDA was $70.4 million, or 29% of revenue, compared to $79.1 million, or 31% of revenue in for the full year 2024.

•
Cash Flow from Operations was $53.8 million for the full year 2025.

•
Unlevered Free Cash Flow was $54.9 million for the full year 2025.

“Our fourth quarter results were at or above the high end of our guidance ranges on both the top and bottom line, demonstrating the meaningful progress we have made across our strategic pillars throughout 2025,” said Kevin Coop, CEO of Definitive Healthcare. “As we enter 2026, we are focused on continuing to improve retention rates and increase our upsell and cross-sell activity. We remain confident that we are taking the right steps to deliver improved operational and financial performance over time.”

Recent Business and Operating Highlights:

Customer Wins

In the fourth quarter, Definitive Healthcare continued to win new logos and expansion opportunities across all end-markets, by providing the data, insights and integrations that drive their critical business use cases. Customer wins for the quarter included:

•
A large, nonprofit, academic-affiliated integrated health system operating multiple hospitals, outpatient clinics, and specialty service lines selected our Population Intelligence platform to enable more targeted segmentation within their region and surrounding markets. Our seamless integration capabilities were critical to this win, where we delivered clean, enriched, and actionable data directly into their existing workflows, allowing them to hydrate records and uncover incremental patient leads more efficiently.
•
A regional health system where our proactive customer success approach delivered measurable results. Our newly integrated commercial team provided focus on early risk identification capabilities and proved critical in converting what was forecasted as a churn into a successful multi-year renewal, showcasing our ability to proactively address customer concerns and deliver tailored solutions.
•
A global leader in integrated therapy solutions for rare diseases and critical care selected Definitive Healthcare to support their US market expansion. The company chose Definitive Healthcare based on superior data quality perfectly aligned with their therapeutic focus. This win positions Definitive Healthcare for expansion opportunities in professional services and additional data sets as the customer launches new products from their robust pipeline.

Business Outlook

Based on information as of February 26, 2026, the Company is issuing the following financial guidance.

First Quarter 2026:

•
Revenue is expected to be in the range of $54.0 – $56.0 million.
•
Adjusted Operating Income is expected to be in the range of $9.5 – $10.5 million.
•
Adjusted EBITDA is expected to be in the range of $12.0 – $13.0 million, and 22 – 23% adjusted EBITDA margin.
•
Adjusted Net Income is expected to be $4.0 – $5.0 million.
•
Adjusted Net Income Per Diluted Share is expected to be $0.03 per share on approximately 143.2 million weighted-average shares outstanding.

Full Year 2026:

•
Revenue is expected to be in the range of $220.0 – $226.0 million.
•
Adjusted Operating Income is expected to be in the range of $41.5 – $46.5 million.
•
Adjusted EBITDA is expected to be in the range of $53.0 – $58.0 million, and 24 – 26% adjusted EBITDA margin.
•
Adjusted Net Income is expected to be $21.0 – $26.0 million.
•
Adjusted Net Income Per Diluted Share is expected to be $0.14 to $0.17 per share on approximately 145.4 million weighted-average shares outstanding.

We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty in predicting certain items excluded from these non-GAAP financial measures; in particular, the effects of equity-based compensation expense, taxes and amounts under the tax receivable agreement, deferred tax assets and deferred tax liabilities, and transaction, integration, and restructuring expenses. We expect the variability of these excluded items may have a significant and potentially unpredictable impact on our future GAAP financial results.

Conference Call Information

Definitive Healthcare will host a conference call today February 26, 2026, at 5:00 p.m. (Eastern Standard Time) to discuss the Company's full financial results and current business outlook. Participants may access the call at 1-877-358-7298 or 1-848-488-9244. Shortly after the conclusion of the call, a replay of this conference call will be available through March 26, 2026, at 1-800-645-7964 or 1-757-849-6722. The replay passcode is 1765#. A live audio webcast of the event will be available on Definitive Healthcare’s Investor Relations website at ir.definitivehc.com/.

About Definitive Healthcare

Definitive Healthcare is a data and analytics company focused on the business side of healthcare. The healthcare market is complex — our data makes it clearer. We cut through the noise to deliver the insights that healthcare organizations and companies need to make smarter, faster, more strategic decisions. Because when our customers succeed, healthcare gets better for everyone. Learn more at definitivehc.com.

Forward-Looking Statements

This press release includes forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by words or phrases written in the future tense and/or preceded by words such as “likely,” “will,” “should,” “may,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “assumes,” “would,” “potentially” or similar words or variations thereof, or the negative thereof, references to future periods, or by the inclusion of forecasts or projections, but these terms are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding our outlook, financial guidance, the benefits of our healthcare commercial intelligence solutions, our overall future prospects, customer behaviors and use of our solutions, the market, industry and macroeconomic environment, our plans to improve our operational and financial performance and our business, our ability to execute on our plans, customer growth, including our upsell and cross-sell opportunities, and our ability to successfully transition executive leadership.

Forward-looking statements in this press release are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: global geopolitical tension and difficult macroeconomic conditions; actual or potential changes in international, national, regional and local economic, business and financial conditions, including tariffs, sanctions, trade barriers, recessions, fluctuating inflation, high interest rates, volatility in the capital markets and related market uncertainty; our inability to acquire new customers and generate additional revenue from existing customers; our inability to generate sales of subscriptions to our platform or any decline in demand for our platform and the data we offer; the competitiveness of the market in which we operate and our ability to compete effectively; the failure to maintain and improve our platform, or develop new modules or insights for healthcare commercial intelligence; the inability to obtain and maintain accurate, comprehensive or reliable data, which could result in reduced demand for our platform; the loss of our access to our data providers; the failure to respond to advances in healthcare commercial intelligence; an inability to attract new customers and expand subscriptions of current customers; our ability to successfully transition executive leadership; and the possibility that our security measures are breached or unauthorized access to data is otherwise obtained.

Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

For additional discussion of factors that could impact our operational and financial results, refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 that will be filed following this earnings release, as well as our Current Reports on Form 8-K and other subsequent SEC filings, which are or will be available on the Investor Relations page of our website at ir.definitivehc.com and on the U.S. Securities and Exchange Commission (“SEC”) website at www.sec.gov.

All information in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update this information, whether as a result of new information, future developments or otherwise, except as may be required by law.

Website

Definitive Healthcare intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website at definitivehc.com. Accordingly, you should monitor the investor relations portion of our website at ir.definitivehc.com in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about the Company when you enroll your email address by visiting the “Email Alerts” section of our investor relations page at ir.definitivehc.com.

Non-GAAP Financial Measures

This earnings release contains financial measures that have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), including Unlevered Free Cash Flow, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Net Income and Adjusted Net Income Per Diluted Share We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the Company with a focus on the performance of its core operations, including providing meaningful comparisons of financial results to historical periods and to the financial results of peer and competitor companies. Our use of these non-GAAP terms may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies and are not measures of performance calculated in accordance with GAAP. Our presentation of these non-GAAP financial measures are intended as supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures should not be considered as alternatives to loss from operations, net loss, earnings per share, or any other performance measures derived in accordance with GAAP or as measures of operating cash flows or liquidity. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included at the end of this press release. In evaluating our non-GAAP financial measures, you should be aware that in the future, we may incur expenses similar to those eliminated in these presentations.

These non-GAAP financial measures are not required by or prepared in accordance with GAAP. These are supplemental financial measures of our performance and should not be considered substitutes for cash provided by operating activities, loss from operations, net loss, net income margin, gross profit, gross margin, or any other measure derived in accordance with GAAP.

Reconciliations to Certain Non-GAAP Measures

Unlevered Free Cash Flow

We define Unlevered Free Cash Flow as net cash provided by operating activities less purchases of property, equipment and data assets, plus cash interest expense, and cash payments related to transaction, integration, and restructuring related expenses, earnouts, and other non-core items paid in cash. Unlevered Free Cash Flow does not represent residual cash flow available for discretionary expenditures since, among other things, we have mandatory debt service requirements.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

We define EBITDA as earnings before debt-related costs, including interest expense (income), net, and loss on partial extinguishment of debt, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted to exclude certain items of a significant or unusual nature, including other income, net, equity-based compensation, transaction, integration, and restructuring expenses, goodwill impairments and other non-core expenses. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of revenue. Adjusted EBITDA and Adjusted EBITDA Margin are key metrics used by management and our board of directors to assess the profitability of our operations. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to help investors to assess our operating performance because these metrics eliminate non-core and unusual items and non-cash expenses, which we do not consider indicative of ongoing operational performance. We believe that these metrics are helpful to investors in measuring the profitability of our operations on a consolidated level.

Adjusted Gross Profit and Adjusted Gross Margin

We define Adjusted Gross Profit as gross profit excluding acquisition-related amortization and equity-based compensation costs and Adjusted Gross Margin is defined as Adjusted Gross Profit as a percentage of revenue. Adjusted Gross Profit and Adjusted Gross Margin are key metrics used by management and our board of directors to assess our operations. We exclude acquisition-related depreciation and amortization expenses as they have no direct correlation to the cost of operating our business on an ongoing basis. A small portion of equity-based compensation is included in cost of revenue in accordance with GAAP but is excluded from our Adjusted Gross Profit calculations due to its non-cash nature.

Adjusted Operating Income

We define Adjusted Operating Income as loss from operations plus acquisition related amortization, equity-based compensation, transaction, integration, and restructuring expenses, goodwill impairments and other non-core expenses.

Adjusted Net Income and Adjusted Net Income Per Diluted Share

We define Adjusted Net Income as Adjusted Operating Income less interest expense net, recurring income tax (provision) benefit, foreign currency (loss) gain, and tax impacts of adjustments. We define Adjusted Net Income Per Diluted Share as Adjusted Net Income divided by diluted outstanding shares.

In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in these presentations.

Investor Contact:

Brian Denyeau

ICR for Definitive Healthcare

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Bethany Swackhamer
bswackhamer@definitivehc.com

Definitive Healthcare Corp.
Consolidated Balance Sheets
(amounts in thousands, except number of shares and par value; unaudited)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$163,627	$105,378
Short-term investments	17,262	184,786
Accounts receivable, net	51,978	53,232
Prepaid expenses and other assets	11,972	13,040
Deferred contract costs	12,766	13,736
Total current assets	257,605	370,172
Property and equipment, net	12,680	3,791
Operating lease right-of-use assets, net	5,394	7,521
Other assets	2,277	2,300
Deferred contract costs	12,840	14,389
Intangible assets, net	247,477	297,933
Goodwill	197,219	393,283
Total assets	$735,492	$1,089,389
Liabilities and Equity
Current liabilities:
Accounts payable	$3,596	$10,763
Accrued expenses and other liabilities	44,773	40,896
Deferred revenue	96,989	93,344
Term loan	8,750	13,750
Operating lease liabilities	2,679	2,408
Total current liabilities	156,787	161,161
Long-term liabilities:
Deferred revenue	2,383	32
Term loan	156,085	229,368
Operating lease liabilities	5,152	7,586
Tax Receivable Agreement liability	19,212	49,511
Deferred tax liabilities	14,634	25,088
Other liabilities	2,247	9,449
Total liabilities	356,500	482,195

Equity:
Class A common stock, par value $0.001, 600,000,000 shares authorized, 104,020,957 and 113,953,554 shares issued and outstanding at December 31, 2025 and 2024, respectively	104	114
Class B common stock, par value $0.00001, 65,000,000 shares authorized, 38,339,076 shares issued and outstanding at December 31, 2025, and 39,439,198 and 39,375,806 shares issued and outstanding, respectively, at December 31, 2024	—	—
Additional paid-in capital	1,061,965	1,085,445
Accumulated other comprehensive deficit	(1,450)	(610)
Accumulated deficit	(779,506)	(640,574)
Noncontrolling interests	97,879	162,819
Total equity	378,992	607,194
Total liabilities and equity	$735,492	$1,089,389

Definitive Healthcare Corp.
Consolidated Statements of Operations
(amounts in thousands, except share amounts and per share data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$61,534	$62,288	$241,521	$252,202
Cost of revenue:
Cost of revenue exclusive of amortization (1)	9,944	10,967	37,954	40,684
Amortization	4,681	3,719	20,292	14,049
Gross profit	46,909	47,602	183,275	197,469
Operating expenses:
Sales and marketing (1)	20,135	20,372	81,637	83,807
Product development (1)	9,954	8,982	34,776	36,518
General and administrative (1)	14,321	8,503	51,627	49,267
Depreciation and amortization	9,214	9,413	35,818	37,618
Transaction, integration, and restructuring expenses	379	2,835	7,624	12,225
Goodwill impairment	19,533	97,060	196,064	688,854
Total operating expenses	73,536	147,165	407,546	908,289
Loss from operations	(26,627)	(99,563)	(224,271)	(710,820)
Other (expense) income, net:
Interest expense, net	(1,384)	(303)	(4,337)	(245)
Other income, net	10,811	9,254	19,352	77,320
Total other income, net	9,427	8,951	15,015	77,075
Loss before income taxes	(17,200)	(90,612)	(209,256)	(633,745)
Benefit from income taxes	53	5,895	9,959	42,299
Net loss	(17,147)	(84,717)	(199,297)	(591,446)
Less: Net loss attributable to noncontrolling interests	(7,832)	(25,642)	(60,365)	(178,322)
Net loss attributable to Definitive Healthcare Corp.	$(9,315)	$(59,075)	$(138,932)	$(413,124)
Net loss per share of Class A common stock:
Basic and diluted	$(0.09)	$(0.51)	$(1.30)	$(3.54)
Weighted average common stock outstanding:
Basic and diluted	103,357,212	115,015,489	106,650,845	116,640,183

(1) Amounts include equity-based compensation expense as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Cost of revenue	$115	$171	$612	$839
Sales and marketing	998	1,449	4,277	6,235
Product development	3,204	1,651	7,658	8,579
General and administrative	3,844	4,094	16,597	22,432
Total equity-based compensation expense	$8,161	$7,365	$29,144	$38,085

Definitive Healthcare Corp.
Consolidated Statements of Cash Flows
(amounts in thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Cash flows provided by (used in) operating activities:
Net loss	$(17,147)	$(84,717)	$(199,297)	$(591,446)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	991	526	3,303	2,245
Amortization of intangible assets	12,904	12,606	52,807	49,422
Amortization of deferred contract costs	3,940	3,978	15,871	15,441
Equity-based compensation	8,161	7,365	29,144	38,085
Amortization of debt issuance costs	139	175	519	702
Write-off of deferred offering costs	—	—	467	—
Provision for (recovery of) bad debt expense	403	—	(232)	947
Loss on partial extinguishment of debt	—	—	507	—
Non-cash restructuring charges	243	192	595	1,239
Goodwill impairment charges	19,533	97,060	196,064	688,854
Tax Receivable Agreement remeasurement	(11,083)	(8,758)	(21,706)	(76,909)
Changes in fair value of contingent consideration	—	1,460	(3,970)	(1,780)
Deferred income taxes	(568)	(6,061)	(10,878)	(42,670)
Changes in operating assets and liabilities:
Accounts receivable	(17,967)	(17,455)	1,384	5,693
Prepaid expenses and other assets	1,232	(627)	(2,249)	(7,832)
Deferred contract costs	(3,976)	(4,481)	(13,352)	(12,756)
Contingent consideration	—	—	—	(602)
Accounts payable, accrued expenses, and other liabilities	(1,441)	(285)	(1,088)	(5,458)
Deferred revenue	7,356	7,157	5,888	(4,979)
Net cash provided by operating activities	2,720	8,135	53,777	58,196
Cash flows (used in) provided by investing activities:
Purchases of property, equipment, and data assets	(4,440)	(10,901)	(16,720)	(12,344)
Purchases of short-term investments	—	(111,634)	(64,065)	(304,304)
Maturities of short-term investments	60,791	96,265	234,660	303,769
Cash paid for acquisitions and investments, net of cash acquired	—	—	—	(13,530)
Net cash provided by (used in) investing activities	56,351	(26,270)	153,875	(26,409)
Cash flows (used in) provided by financing activities:
Repayments of term loans	(2,188)	(3,437)	(252,813)	(13,750)
Proceeds from term loan	—	—	175,000	—
Payments of debt issuance costs	—	—	(1,660)	—
Taxes paid related to net share settlement of equity awards	(1,402)	(278)	(4,948)	(7,548)
Repurchases of Class A common stock	—	(7,329)	(49,452)	(22,366)
Payments of contingent consideration	—	—	—	(1,000)
Payments under Tax Receivable Agreement	—	—	(13,767)	(6,950)
Member distributions	(321)	(2,324)	(3,148)	(5,135)
Net cash used in financing activities	(3,911)	(13,368)	(150,788)	(56,749)
Net increase (decrease) in cash and cash equivalents	55,160	(31,503)	56,864	(24,962)
Effect of exchange rate changes on cash and cash equivalents	150	(728)	1,385	(636)
Cash and cash equivalents, beginning of period	108,317	137,609	105,378	130,976
Cash and cash equivalents, end of period	$163,627	$105,378	$163,627	$105,378

Definitive Healthcare Corp.
Consolidated Statements of Cash Flows (Continued)
(amounts in thousands; unaudited)
	Three Months Ended December 31,		Three Months Ended December 31,
	2025	2024	2025	2024
Supplemental cash flow disclosures:
Cash paid during the period for:
Interest	$2,729	$3,310	$10,800	$14,196
Income taxes	625	—	833	—
Acquisitions:
Net assets acquired, net of cash acquired	$—	$—	$—	$13,675
Working capital adjustment receivable	—	—	—	(145)
Net cash paid for acquisitions	$—	$—	$—	$13,530

Supplemental disclosure of non-cash investing activities:
Capital expenditures included in accounts payable and accrued expenses and other liabilities	$4,537	$6,870	$4,537	$6,870

Definitive Healthcare Corp.

Reconciliations of Non-GAAP Financial Measures to Closest GAAP Equivalent

Reconciliation of GAAP Operating Cash Flow to Unlevered Free Cash Flow
(in thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$2,720	$8,135	$53,777	$58,196
Purchases of property, equipment, and data assets	(4,440)	(10,901)	(16,720)	(12,344)
Interest paid in cash	2,729	3,310	10,800	14,196
Transaction, integration, and restructuring expenses paid in cash(a)	136	1,183	3,118	12,766
Earnout payment (b)	—	—	—	602
Other non-core items (c)	1,385	(3,311)	3,899	(936)
Unlevered Free Cash Flow	$2,530	$(1,584)	$54,874	$72,480

(a) Transaction and integration expenses paid in cash primarily represent legal, accounting, and consulting expenses related to our acquisitions and strategic partnerships. Restructuring expenses paid in cash relate to our restructuring plans.
(b) Earnout payment represents final settlement of contingent consideration included in cash flow from operations.
(c) Non-core items paid in cash represent expenses driven by events that are typically by nature one-time, non-operational, and unrelated to our core operations.

Reconciliation of GAAP Net Loss to Adjusted Net Income and
GAAP Operating Loss to Adjusted Operating Income
(in thousands, except per share amounts; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss	$(17,147)	$(84,717)	$(199,297)	$(591,446)
Add: Income tax benefit	(53)	(5,895)	(9,959)	(42,299)
Add: Interest expense, net	1,384	303	4,337	245
Add: Loss from extinguishment from debt	—	—	507	—
Add: Other income, net	(10,811)	(9,254)	(19,859)	(77,320)
Loss from operations	(26,627)	(99,563)	(224,271)	(710,820)
Add: Amortization of intangible assets acquired through business combinations	11,447	11,370	45,304	45,239
Add: Equity-based compensation	8,161	7,365	29,144	38,085
Add: Transaction, integration, and restructuring expenses	379	2,835	7,624	12,225
Add: Goodwill impairment	19,533	97,060	196,064	688,854
Add: Other non-core items	2,702	(3,311)	5,683	(936)
Adjusted Operating Income	15,595	15,756	59,548	72,647
Less: Interest expense, net	(1,384)	(303)	(4,337)	(245)
Less: Recurring income tax (provision) benefit (a)	(1,092)	60	(1,720)	669
Less: Foreign currency (loss) gain	(272)	496	(1,847)	411
Less: Tax impacts of adjustments to net loss	(4,246)	(3,458)	(16,722)	(18,341)
Adjusted Net Income	$8,601	$12,551	$34,922	$55,141
Shares for Adjusted Net Income Per Diluted Share (b)	141,698,454	154,404,162	145,295,054	155,853,282
Adjusted Net Income Per Diluted Share	$0.06	$0.08	$0.24	$0.35

(a) Recurring income tax (provision) benefit excludes the income tax impact of goodwill impairment charges.
(b) Diluted Adjusted Net Income Per Share is computed by giving effect to all potential weighted average Class A common stock and any securities that are convertible into Class A common stock, including Definitive OpCo units and restricted stock units. The dilutive effect of outstanding awards and convertible securities is reflected in diluted earnings per share by application of the treasury stock method assuming proceeds from unrecognized compensation as required by GAAP. Fully diluted shares are 156,127,407 and 162,498,543 as of December 31, 2025 and 2024, respectively.

Reconciliation of GAAP Gross Profit and Margin to Adjusted Gross Profit and Margin
(in thousands; unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2025		2024		2025		2024
(in thousands)	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Reported gross profit and margin	$46,909	76%	$47,602	76%	$183,275	76%	$197,469	78%
Amortization of intangible assets resulting from acquisition-related purchase accounting adjustments	3,224	5%	2,483	4%	12,789	5%	9,866	4%
Equity-based compensation costs	115	0%	171	0%	612	0%	839	0%
Adjusted gross profit and margin	$50,248	82%	$50,256	81%	$196,676	81%	$208,174	83%

Reconciliation of GAAP Net Loss to Adjusted EBITDA
(in thousands; unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2025		2024		2025		2024
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Net loss and margin	$(17,147)	(28)%	$(84,717)	(136)%	$(199,297)	(83)%	$(591,446)	(235)%
Interest expense, net	1,384	2%	303	0%	4,337	2%	245	0%
Income tax benefit	(53)	(0)%	(5,895)	(9)%	(9,959)	(4)%	(42,299)	(17)%
Loss from extinguishment of debt	—	0%	—	0%	507	0%	—	0%
Depreciation & amortization	13,895	23%	13,132	21%	56,110	23%	51,667	20%
EBITDA and margin	(1,921)	(3)%	(77,177)	(124)%	(148,302)	(61)%	(581,833)	(231)%
Other income, net (a)	(10,811)	(18)%	(9,254)	(15)%	(19,859)	(8)%	(77,320)	(31)%
Equity-based compensation (b)	8,161	13%	7,365	12%	29,144	12%	38,085	15%
Transaction, integration, and restructuring expenses (c)	379	1%	2,835	5%	7,624	3%	12,225	5%
Goodwill impairment (d)	19,533	32%	97,060	156%	196,064	81%	688,854	273%
Other non-core items (e)	2,702	4%	(3,311)	(5)%	5,683	2%	(936)	(0)%
Adjusted EBITDA and margin	$18,043	29%	$17,518	28%	$70,354	29%	$79,075	31%

(a) Primarily represents foreign exchange and TRA liability remeasurement gains and losses.
(b) Equity-based compensation represents non-cash compensation expense recognized in association with equity awards made to employees and directors.
(c) Transaction and integration expenses primarily represent legal, accounting, and consulting expenses and fair value adjustments for contingent consideration related to our acquisitions and strategic partnerships, inclusive of an integration charge in the third quarter of 2025 to recognize a liability for a major data contract from a prior acquisition that no longer provided an economic benefit to the Company. Restructuring expenses relate to the 2024 Restructuring Plan as well as impairment and restructuring charges related to office closures, relocations, and consolidations.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2025	2024	2025	2024
Merger and acquisition due diligence and transaction costs	$126	$919	$4,915	$3,329
Integration costs	10	176	6,056	1,115
Fair value adjustment for contingent consideration	—	1,460	(3,970)	(1,780)
Restructuring charges for severance and other separation costs	—	88	28	8,097
Office closure and relocation restructuring charges and impairments	243	192	595	1,464
Total transaction, integration and restructuring expense	$379	$2,835	$7,624	$12,225

(d) Goodwill impairment represents non-cash, pre-tax, goodwill impairment charges. We experienced declines in our market capitalization as a result of sustained decreases in our stock price, which represented triggering events requiring our management to perform multiple quantitative goodwill impairment tests during the years ended December 31, 2025, 2024, and 2023. As a result of each impairment test conducted in their respective periods, we determined that the fair value of our single reporting unit was lower than its carrying value and, accordingly, recorded these impairment charges.

(e) Other non-core items represent expenses driven by events that are typically by nature one-time, non-operational, and/or unrelated to our core operations. These expenses are comprised of non-core legal and regulatory costs isolated to unique and extraordinary litigation, legal and regulatory matters that are not considered normal and recurring business activity, including sales tax accrual adjustments inclusive of penalties and interest for sales taxes that we may have been required to collect from customers in certain previous years, and other non-recurring legal and regulatory matters. Other non-core items also include consulting fees and severance costs associated with strategic transition initiatives, as well as professional fees related to financing, capital structure changes, and other non-core items, including a charge in the third quarter of 2025 for the write-off of deferred offering costs associated with the Company’s expired shelf registration.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2025	2024	2025	2024
Non-core legal and regulatory	$2,660	$(3,438)	$3,031	$(3,439)
Consulting and severance costs for strategic transition initiatives	—	1	1,671	2,219
Other non-core expenses	42	126	981	284
Total other non-core items	$2,702	$(3,311)	$5,683	$(936)